UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 4, 2016

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 310, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On January 4, 2016, Identiv, Inc. (the “Company”) received a determination letter (the “Determination Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the failure to hold an annual shareholder meeting by December 31, 2015, constituted an additional basis for delisting the Company’s common stock. The Determination Letter further states that the Nasdaq Hearings Panel (the “Panel”) will consider the matter in rendering a determination regarding the continued listing of the Company’s common stock on The Nasdaq Capital Market.

The Company intends to address the matter raised in the Determination Letter at a hearing before the Panel scheduled for January 14, 2016.

Item 8.01. Other Events.

The Company will hold its 2016 Annual Meeting of Stockholders on May 12, 2016. The Company previously announced that it planned to hold its 2015 Annual Meeting of Stockholders on February 12, 2016, but has determined to hold a single meeting in May in lieu of two meetings.

A stockholder proposal not included in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company and otherwise complies with the provisions of the Company’s Bylaws. For the 2016 Annual Meeting of Stockholders, to be timely, the Company’s Bylaws provide that the Secretary of the Company must have received the stockholder’s notice not less than the close of business on the 10th day following the date of this notice. For the Company’s 2016 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions not later than January 18, 2016.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Letter from The Nasdaq Stock Market, dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

January 8, 2016	By:	/s/ Steven Finney
Steven Finney
Interim Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from The Nasdaq Stock Market, dated January 4, 2016